STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this "Agreement") is executed and delivered as of March 30, 2006, by and among CONIHASSET CAPITAL PARTNERS, INC., a Delaware corporation (the "Company"), and CONIHASSET PARTNERS LLC, a Massachusetts limited liability company (the "Purchaser").

WHEREAS, Purchaser desires to purchase 150,100 shares of common stock of the Company, par value $.001 per share (the “Shares”);

WHEREAS, as consideration for the Shares, the Purchaser will: (i) pay $150,100 in cash to the Company (the “Cash Consideration”), of which $100 was paid on March 8, 2006; (ii) contribute to the Company the opportunity to acquire an ownership interest in MRO Investment LLC (“MRO Investment”) and, in connection therewith, the right to receive a carried interest and other economic and governance benefits (the “MRO Investment Opportunity”); and (iii) contribute to the Company the opportunity to perform management services for a joint venture to be established by MRO Investment and Turbine Controls, Inc. (the “JV Opportunity”, together with the MRO Investment Opportunity, the “Investment Opportunities”);

WHEREAS, the Company desires to accept the Cash Consideration and the Investment Opportunities from the Purchaser and to issue the Shares to the Purchaser in exchange;

NOW, THEREFORE, in consideration of the mutual benefits, covenants and agreements set forth in this Agreement (the mutuality, adequacy and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:

1.  Purchase and Sale of the Shares. In connection with the execution of this Agreement, the Purchaser (i) has paid the Cash Consideration to the Company and (ii) hereby assigns to the Company its rights in and to the Investment Opportunities. In exchange, the Company hereby issues the Shares to Purchaser.

2.  Closing. The Closing of the transactions contemplated by Section 1 hereof shall be deemed to occur on the date hereof.

3.  Representations and Warranties of the Purchaser.

(a)  Organization. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of its state of formation and has the power and authority to own or lease its properties, carry on its business, enter into this Agreement and perform its obligations hereunder.

(b)  Authorization; Enforceability. This Agreement has been duly executed and delivered by and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms. All actions contemplated by this Agreement have been duly and validly authorized by all necessary proceedings by the Purchaser.

(c)  No Contravention. Neither the execution, delivery or performance by the Purchaser of this Agreement or of any agreement or instrument required to be executed and delivered by the Purchaser in connection herewith, nor consummation of the transactions contemplated hereby or thereby, will (i) violate any provisions of the articles of organization, the Operating Agreement or the other governing documents of the Purchaser, (ii) require the approval, consent or authorization of any federal, state or local governmental authority, or (iii) violate or result in the breach of any term or provision of any contract or agreement to which the Purchaser is a party or by which the Purchaser is bound.

(d)  No Pending Litigation or Proceedings. No Litigation is pending or, to the knowledge of the Purchaser, threatened against or affecting the Purchaser in connection with any of the transactions contemplated by this Agreement. There is presently no outstanding judgment, decree or order of any governmental body against or affecting the Purchaser in connection with the transactions contemplated by this Agreement.

(e)  MRO Investment LLC. MRO Investment is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. MRO Investment is qualified to do business and is in good standing in every jurisdiction in which MRO Investment is required to qualify to do business. MRO Investment has all requisite corporate power and authority to carry on its business as now conducted and as currently proposed to be conducted, to own or lease its properties and to perform its obligations hereunder. The outstanding equity interests of MRO Investment consist of fourteen (14) Class A Financial Units. Except as may be set forth in the Operating Agreement of MRO Investment, there are no options, warrants, subscriptions, puts, calls or other rights, commitments, undertakings or understandings to acquire, dispose of or restrict the transfer of any equity interests of MRO Investment.

(f)  Investment. The Purchaser is acquiring the Shares for investment for its own account, and not with a view to, or for the offer or sale in connection with, any distribution thereof. The Purchaser acknowledges that neither the Shares nor the issuance of the Shares to the Purchaser has been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act and any applicable state securities laws or pursuant to an applicable exemption therefrom. Purchaser hereby acknowledges and agrees that the certificates representing the Shares will bear a legend substantially in the form of the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SO REGISTERED OR UNLESS AN EXEMPTION FROM APPLICABLE REGISTRATION REQUIREMENTS IS AVAILABLE.

4.   Representations and Warranties of the Company.

(a)  Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the corporate power and authority to own or lease its properties, carry on its business, enter into this Agreement and perform its obligations hereunder.

(b)  Authorization; Enforceability. This Agreement has been duly executed and delivered by and constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms. All actions contemplated by this Agreement have been duly and validly authorized by all necessary proceedings by the Company.

(c)  No Contravention. Neither the execution, delivery or performance by the Company of this Agreement or of any agreement or instrument required to be executed and delivered by the Company in connection herewith, nor consummation of the transactions contemplated hereby or thereby, will (i) violate any provisions of the articles of incorporation, the bylaws or the other governing documents of the Company, (ii) require the approval, consent or authorization of any federal, state or local governmental authority, or (iii) violate or result in the breach of any term or provision of any contract or agreement to which the Company is a party or by which the Company is bound.

(d)  Capitalization. The outstanding capital stock of the Company consists solely of 10,000,000 shares of common stock, par value $.001 per share, and 1,000,000 shares of preferred stock, par value $.001 per share, of which no shares are issued and outstanding as of the date hereof. Upon issuance, the Shares will be duly and validly issued, fully-paid and non-assessable.

5.  Indemnification. Each party hereby agrees to indemnify, defend and hold harmless the other party, its successors and assigns from and against and all losses, costs, damages, expenses, penalties, fines, costs and other charges (including reasonable attorneys’ fees) incurred by any of them as a result of a breach of a representation, warranty, covenant or agreement made by the indemnifying party herein.

6.  Miscellaneous.

(a)  Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive Closing for a period of twelve (12) months, except for the representations and warranties set forth in Sections 3(a), 3(b), 3(g), 4(a) and 4(b), which shall survive indefinitely.

(b)  Further Assurances. Upon the execution of this Agreement and thereafter, each party to this Agreement agrees to do such things as may be reasonably requested by the other party, at the expense of the requesting party, in order more effectively to consummate or document the transactions contemplated by this Agreement.

(c)  Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware except the laws of that state that would render such choice of laws ineffective.

(d)  Successors in Interest. Subject to this provision, this Agreement shall be binding upon the parties hereto and their successors and assigns.

(e)  Number; Gender. Whenever the context so requires, the singular number includes the plural and the plural includes the singular, and the gender of any pronoun includes the other genders.

(f)  Severability. In the event that any court of competent juris-dic-tion shall determine that any provision of this Agreement is invalid, such determination shall not affect the validity of any other provision of this Agreement, which shall remain in full force and effect and which shall be construed as to be valid under applicable law.

(g)  Integration; Amendment; Waiver. This Agreement (i) constitutes the entire agreement of the parties to this Agreement with respect to its subject matter, (ii) supersedes all prior agreements, if any, of the parties to this Agreement with respect to its subject matter, and (iii) may not be amended except in writing signed by the party to this Agreement against whom the change is being asserted. The failure of any party to this Agreement at any time or times to require the performance of any provision of this Agreement shall in no manner affect the right to enforce the same; and no waiver by any party to this Agreement of any provision (or of a breach of any provision) of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed or con-strued either as a further or continuing waiver of any such provision or breach or as a waiver of any other provision (or of a breach of any other provision) of this Agreement.

(h)  Counterparts. This Agreement may be executed by each party upon a separate copy, in such case one counterpart of this Agreement shall consist of enough of such copies or adoption instruments to reflect the signatures of all of the parties signing or adopting this Agreement; and this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or its terms to produce or account for more than one of such counterparts.

(Signature page follows.)

DULY EXECUTED AND DELIVERED by the parties hereto as of the date first above written.

CONIHASSET PARTNERS LLC

By:
Name: Richard D. Bailey Title: Managing Member

Address:	276 Washington Street # 378 Boston, MA 02108

CONIHASSET CAPITAL PARTNERS, INC.

By:
Name: Richard D. Bailey Title: President

Address:	276 Washington Street # 378 Boston, MA 02108